UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

ZOMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-28426	No. 41-1833089
(Commission File Number)	(IRS Employer
Identification No.)

5353 Nathan Lane Plymouth, MN 55442
(Address of Principal Executive Offices) (Zip Code)

(763) 553-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 19, 2006, the Board of Directors, at the recommendation of its Compensation Committee, authorized Zomax Incorporated to enter into amendments to employment agreements with each of its three executive officers.  The amendment to the employment agreement with Anthony Angelini, President and Chief Executive Officer, increases the severance payment due upon termination of employment under certain circumstances to an amount equal to 2.125 times his then current annual base salary.  The amendment to the employment agreement with Michael L. Miller, Executive Vice President – Sales, Marketing and Business Development, and the amendment to the employment agreement with Richard D. Barnes, Executive Vice President, Chief Financial Officer and Secretary, increase the severance payment due upon termination of employment under certain circumstances to an amount equal to 1.5 times such officer’s then current annual base salary.

On April 19, 2006, the Board of Directors, at the recommendation of its Compensation Committee, adopted the 2006 Executive Officer Bonus Plan, a description of which is attached hereto as Exhibit 10.1 and is incorporated in this Current Report as if fully set forth herein.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Shell company transactions:  None.

(d)           Exhibits:

10.1         2006 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 25, 2006

ZOMAX INCORPORATED

By	/s/ Richard D. Barnes
Richard D. Barnes
Executive Vice President and Chief
Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
April 19, 2006	0-28426

ZOMAX INCORPORATED

EXHIBIT NO.	ITEM

10.1	2006 Executive Bonus Plan